Exhibit 5.1
September 7, 2007
Stewart Enterprises, Inc.
1333 South Clearview Parkway
Jefferson, Louisiana 70121

Re:	Stewart Enterprises, Inc. Form S-3 Registration Statement Relating to
$125,000,000 3.125% Senior Convertible Notes due 2014,
$125,000,000 3.375% Senior Convertible Notes due 2016 and
Class A Common Stock Issuable upon Conversion of the Notes
Ladies and Gentlemen:
     We refer to the above-captioned registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Stewart Enterprises, Inc., a Louisiana corporation (the “Company”) and certain of its subsidiaries, with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration of $125,000,000 3.125% Senior Convertible Notes due 2014 (the “2014 Notes”), $125,000,000 3.375% Senior Convertible Notes due 2016 (the “2016 Notes” and together with the 2014 Notes, the “Notes”), guarantees of such Notes, and Class A common stock (the “Common Stock”) issuable upon conversion of the Notes. The Notes were issued under separate indentures (the “Indentures” and each an Indenture), each dated June 27, 2007 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     With respect to the Common Stock issuable upon conversion of the Notes and being registered by the Company under the Registration Statement, when certificates (in the form of the specimen certificates examined by us) representing the shares of Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, and have been delivered against surrender of the exchanged Notes in accordance with the applicable Indenture, the Common Stock so issued will be legally issued, fully paid and nonassessable.

     The opinions expressed above are limited by and subject to the following qualifications:
     (a) We express no opinion other than as to the federal laws of the United States of America and the laws of the State of Louisiana.
     (b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.
     (c) In rendering the opinions expressed herein, we have assumed that the necessary number of shares of Common Stock will be, at the time of conversion of the Notes, authorized and available for issuance pursuant to the Company’s Articles of Incorporation upon exchange of the Notes.
     (d) This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or are implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ JONES, WALKER, WAECHTER,
POITEVENT, CARRÈRE & DENÈGRE, L.L.P.